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                                                                   EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33- 93542 and 333-2824) pertaining to the 1995 Employee Stock Incentive Plan and 1995 Stock Option Plan for Outside Directors of ENVOY Corporation and the Registration Statement (Form S-3 No. 333-15747) of ENVOY Corporation and in the related Prospectus of our report dated February 12, 1997, except as to Note 16, as to which the date is March 11, 1997, with respect to the consolidated financial statements and schedule of ENVOY Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                            ERNST & YOUNG LLP

Nashville, Tennessee
March 24, 1997